News ONEOK to Participate in Upcoming Investor Conferences TULSA, Okla. – Aug. 10, 2022 – ONEOK, Inc. (NYSE: OKE) will participate in the following investor conferences in August 2022: • Aug. 11: Goldman Sachs Power, Utilities, MLPs and Pipelines Conference. • Aug. 16-17: Citi Midstream Energy Infrastructure Conference. ONEOK management will participate in a fireside chat session at 8:45 a.m. Eastern Daylight Time (7:45 a.m. Central Daylight Time) on Thursday, Aug. 11, as part of the Goldman Sachs conference. A link to the live webcast, replay and ONEOK’s latest investor materials are available at www.oneok.com. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### August 10, 2022 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1